Joint Filer Information


NAME: Michael Zimmerman

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
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ISSUER: Whitehall Jewellers, Inc.
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DATE OF EVENT REQUIRING STATEMENT: March 22, 2006
---------------------------------

SIGNATURE:

  /s/ Michael Zimmerman
-------------------------------
     Michael Zimmerman


NAME:  PWJ Funding LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
----------------

ISSUER: Whitehall Jewellers, Inc.
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DATE OF EVENT REQUIRING STATEMENT: March 22, 2006
---------------------------------

SIGNATURE:

 /s/ Michael Weiss
-------------------------------
Michael Weiss, CFO of Prentice Capital Management, LP, its Manager


NAME: PWJ Lending LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
----------------

ISSUER: Whitehall Jewellers, Inc.
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DATE OF EVENT REQUIRING STATEMENT: March 22, 2006
---------------------------------

SIGNATURE:

 /s/ Jonathan Duskin
-------------------------------
Jonathan Duskin, Managing Director

NAME: WJ Acquisition Corp.

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
----------------

ISSUER: Whitehall Jewellers, Inc.
------

DATE OF EVENT REQUIRING STATEMENT: March 22, 2006
---------------------------------

SIGNATURE:

 /s/ Michael Weiss
-------------------------------
Michael Weiss, Vice President

NAME:  WJ Holding Corp.

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
----------------

ISSUER: Whitehall Jewellers, Inc.
------

DATE OF EVENT REQUIRING STATEMENT: March 22, 2006
---------------------------------

SIGNATURE:

 /s/ Michael Weiss
-------------------------------
Michael Weiss, Vice President